                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                     FIRST TENNESSEE NATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
                                                      -------------------------

(5)  Total fee paid:
                     ----------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
                             ---------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:
                                                   -----------------------------

(3)  Filing Party:
                   -------------------------------------------------------------
(4)  Date Filed:
                 ---------------------------------------------------------------

                                                                  March 13, 1996

1ST (R) FIRST
        TENNESSEE

TO THE SHAREHOLDERS OF
FIRST TENNESSEE NATIONAL CORPORATION:

         In connection with the annual meeting of shareholders of your Corporation to be held on April 16, 1996, we enclose a notice of annual shareholders' meeting, a proxy statement, and a form of proxy.

         At the meeting, you will be asked to elect four Class III directors to serve until the 1999 annual meeting of shareholders, or until their successors are duly elected and qualified, and ratify the appointment of Arthur Andersen LLP as the Corporation's independent auditors for 1996. Information about these matters is contained in the attached proxy statement.

         Detailed information relating to the Corporation's activities and operating performance during 1995 is contained in the Annual Report to Shareholders of the Corporation, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1995 Annual Report, please notify the Treasurer, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee 38101,
(901) 523-5630.

         You are cordially invited to attend the annual meeting of shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to the balloting. We urge you to return your proxy card to us in the postage-paid envelope as soon as possible.

Sincerely yours,


/s/ Ralph Horn
-----------------------------
Ralph Horn
Chairman of the Board,
President and Chief Executive Officer

                      FIRST TENNESSEE NATIONAL CORPORATION

                               165 Madison Avenue
                            Memphis, Tennessee 38103

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 April 16, 1996


         The annual meeting of shareholders of First Tennessee National Corporation will be held on April 16, 1996, at 10:00 a.m., local time, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee. The items of business are:

         1. Election of four Class III directors to serve until the 1999 annual meeting of shareholders, or until their successors are duly elected and qualified.

         2.      Ratification of appointment of auditors.

         These items are described more fully in the following pages, which are made a part of this notice. The close of business February 23, 1996, is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

         Management would appreciate your signing and returning the accompanying form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted.



/s/ Lenore S. Creson
------------------------------
Lenore S. Creson
Secretary
Memphis, Tennessee
March 13, 1996

                                IMPORTANT NOTICE

                      TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT
                 THE MEETING, PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                      FIRST TENNESSEE NATIONAL CORPORATION

                               165 Madison Avenue
                            Memphis, Tennessee 38103

GENERAL

         The following statement, first mailed to shareholders on or about March 13, 1996, is furnished in connection with the solicitation by the Board of Directors of First Tennessee National Corporation (the "Corporation" or "FTNC") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held on April 16, 1996, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof.

         The accompanying form of proxy is for use at the meeting if a shareholder will be unable to attend in person. The proxy may be revoked by the shareholder at any time before it is exercised. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of:

         1. Election of four Class III directors to serve until the 1999 annual meeting of shareholders, or until their successors are duly elected and qualified.

         2.      Ratification of appointment of auditors.

         The entire cost of soliciting these proxies will be borne by the Corporation. In following up the original solicitation of the proxies by mail, the Corporation may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, the Corporation may also use several of its regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation.

         The common stock of the Corporation is its only class of voting securities. There were 67,314,733 shares of common stock outstanding and entitled to vote as of February 23, 1996, the record date for the annual shareholders' meeting. Each share is entitled to one vote. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum for purposes of the meeting. With respect to the election of directors, a plurality of the votes cast is required to elect the nominees as directors. With respect to the ratification of the appointment of auditors, to approve the item the votes cast in favor of the item must exceed the votes cast in opposition to it. An "abstention" will be considered present for quorum purposes, but will not otherwise have any effect on either of the vote items. Broker "non-votes" will not be considered present for quorum purposes but will not otherwise have any effect on either of the vote items.

         On December 31, 1995, no person was known by management of the Corporation to own beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of the Corporation's common stock.

         The following table sets forth certain information as of December 31, 1995, concerning beneficial ownership of the Corporation's common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group.

                             Stock Ownership Table

                                                   Amount and Nature
            Name of                             of Beneficial Ownership                         Percent
      Beneficial Ownership                       (Number of Shares)(1)                          of Class
--------------------------------------------------------------------------------------------------------
Jack A. Belz                                        53,846   (2) (5)                              0.08
--------------------------------------------------------------------------------------------------------
Robert C. Blattberg                                 11,064   (2) (5)                              0.02
--------------------------------------------------------------------------------------------------------
Carlos H. Cantu                                          0                                         N/A
--------------------------------------------------------------------------------------------------------
George E. Cates                                          0                                         N/A
--------------------------------------------------------------------------------------------------------
J. Kenneth Glass                                   110,092   (3) (4)                              0.16
--------------------------------------------------------------------------------------------------------
James A. Haslam, III                                     0                                         N/A
--------------------------------------------------------------------------------------------------------
Ralph Horn                                         461,354   (3) (4)                              0.69
--------------------------------------------------------------------------------------------------------
J. R. Hyde, III                                     73,166   (2) (5)                              0.11
--------------------------------------------------------------------------------------------------------
John C. Kelley, Jr.                                129,296   (3) (4)                              0.19
--------------------------------------------------------------------------------------------------------
George P. Lewis                                    193,510   (3) (4)                              0.29
--------------------------------------------------------------------------------------------------------
R. Brad Martin                                       8,308       (2)                              0.01
--------------------------------------------------------------------------------------------------------
Joseph Orgill, III                                 131,496   (2) (5)                              0.20
--------------------------------------------------------------------------------------------------------
Richard E. Ray                                      10,864   (2) (5)                              0.02
--------------------------------------------------------------------------------------------------------
Vicki G. Roman                                      10,320   (2) (5)                              0.02
--------------------------------------------------------------------------------------------------------
Michael D. Rose                                     26,416   (2) (5)                              0.04
--------------------------------------------------------------------------------------------------------
William B. Sansom                                   13,148   (2) (5)                              0.02
--------------------------------------------------------------------------------------------------------
Gordon P. Street, Jr.                               10,336   (2) (5)                               .02
--------------------------------------------------------------------------------------------------------
Ronald Terry                                       284,920       (3)                              0.42
--------------------------------------------------------------------------------------------------------
Directors and Executive Officers                 1,960,486   (3) (4)                              2.92
as a Group (21 persons)
========================================================================================================

(1) The respective directors and officers have sole voting and investment powers with respect to all of such shares except as specified in note
         (2) and note (4). All share amounts have been adjusted to reflect the 2-for-1 stock split that was paid February 16, 1996.
(2) Includes 2,100 shares of restricted stock (2,700 shares as to Mr. Martin and 2,400 shares as to Ms. Roman), with respect to which each nonemployee director possesses sole voting power, but no investment power.
(3)      Includes 46,186; 127,982; 50,722; 20,344; and 484,742 shares as to which Messrs. Glass, Horn, Kelley and Lewis and the directors and executive officers group, respectively, have the right to acquire beneficial ownership within 60 days through the exercise of Corporation stock options. Also includes shares held at December 31, 1995, for Savings Plan accounts.

(4)      Includes 15,686; 90,000; 15,686; 12,550; and 207,068 shares of restricted stock with respect to which Messrs. Glass, Horn, Kelley, Lewis, and the director and executive officer group, respectively, have sole voting power but no investment power.

(5) Includes the following shares as to which the named nonemployee directors have the right to acquire beneficial ownership within 60 days through the exercise of Corporation stock options: Mr. Belz - 8,196; Dr. Blattberg - 7,884; Mr. Hyde - 6,734; Mr. Orgill - 8,418;
         Mr. Ray - 3,582; Ms. Roman - 7,176; Mr. Rose - 6,886; Mr. Sansom - 9,414; and Mr. Street - 6,886.

ITEM NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors is divided into three Classes with the term of office of each Class expiring in successive years. The term of Class III directors expires at this annual meeting. The terms of Class I and Class II directors expire as stated below. The Board of Directors proposes the election of four Class III directors, including three nominees who have not previously served as directors of the Corporation. Each director elected at the meeting will hold office until the specified annual meeting of shareholders and until his or her successor shall be elected and qualified.

         Should any of the nominees proposed by the Board of Directors be unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as management may recommend, unless the Board should determine to reduce the number of directors pursuant to the Bylaws.

         Certain information about the nominees and directors (including age, current principal occupation which has continued for at least five years unless otherwise indicated, name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies, and year first elected to the Corporation's Board) is provided as follows:

                             NOMINEES FOR DIRECTOR
                                   Class III
             For A Three-Year Term Expiring at 1999 Annual Meeting

CARLOS H. CANTU (62) is President and Chief Executive Officer of The ServiceMaster Company L.P., Downers Grove, Illinois, a company that provides consumer services and supportive management services. Prior to January 1994, he was President and CEO of ServiceMaster Consumer Services LP, and prior to January 1992, he was President of Terminix and Partner and CEO of ServiceMaster Consumer Services. Mr. Cantu is a director of two other public companies, Midland Financial Group and Haggar Apparel Company. Mr. Cantu has not previously served as a director of the Corporation.

GEORGE E. CATES (58) is Chairman of the Board and Chief Executive Officer of Mid-America Apartment Communities, Inc., ("Mid-America") Memphis, Tennessee, a real estate investment trust. Prior to January 1994, Mr. Cates was President of the Cates Co., Inc., Mid-America's predecessor. Mr. Cates has not previously served as a director of the Corporation.

JAMES A. HASLAM, III (41) is Chief Executive and Chief Operating Officer of Pilot Corporation, Knoxville, Tennessee, a national retail operator of convenience stores and travel centers. Mr. Haslam is a director of one other public company, Plasti-Line, Inc. Mr. Haslam has not previously served as a director of the Corporation.

RALPH HORN (54) is Chairman of the Board, President, and Chief Executive Officer of the Corporation and First Tennessee Bank National Association. Mr. Horn was elected President, Chief Operating Officer, and a Director of the Corporation in August 1991, Chief Executive Officer in April 1994, and Chairman of the Board, effective January 1, 1996. Prior to August 1991, Mr. Horn was Manager of the Bank's Bond Division. Mr. Horn is a director of one other public company, Harrah's Entertainment, Inc.

                              CONTINUING DIRECTORS
                                    Class I
                      Term Expiring at 1997 Annual Meeting

R. BRAD MARTIN (44) is Chairman of the Board and Chief Executive Officer of Proffitt's, Inc., Knoxville, Tennessee, a retail merchandising company. Mr. Martin is a director of one other public company, Sports and Recreation, Inc. He has been a director since October 18, 1994 and is a member of the Human Resources Committee.

JOSEPH ORGILL, III (58) is Chairman of the Board of West Union Corporation, Memphis, Tennessee, wholesale distributors of hardware and manufacturers of products primarily for the construction industry. Mr. Orgill has been a director since 1969.

VICKI G. ROMAN (42) is Corporate Vice President and Treasurer of Coca-Cola Enterprises Inc., Atlanta, Georgia, bottler of soft drink products. Prior to February, 1992 she was Assistant Treasurer. Ms. Roman has been a director since December 21, 1993 and is a member of the Audit Committee.

WILLIAM B. SANSOM (54) is Chairman of the Board and Chief Executive Officer of The H. T. Hackney Co., Knoxville, Tennessee, a diversified wholesale distribution firm serving the food, gas, oil and industrial markets in the Southeast. He is a director of one other public company, Martin Marietta Materials. Mr. Sansom has been a director since 1984 and is a Chairman of the Human Resources Committee.

                                    Class II
                      Term Expiring at 1998 Annual Meeting

ROBERT C. BLATTBERG (53) is the Polk Brothers Distinguished Professor of Retailing, J. L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois. Prior to September 1991, he was Professor of Marketing at the University of Chicago. Dr. Blattberg has been a director since 1984 and is a member of the Audit Committee.

MICHAEL D. ROSE (54) is Chairman of the Board of Harrah's Entertainment, Inc., Memphis, Tennessee, a casino entertainment company, and Chairman of the Board of Promus Hotel Corporation, Memphis, Tennessee, a franchisor and operator of hotel brands. Prior to June 30, 1995,

Mr. Rose was Chairman of The Promus Companies Incorporated, and prior to April 1994, its Chief Executive Officer. Mr. Rose is a director of three other public companies, General Mills, Inc., Ashland Oil, Inc. and Darden Restaurants, Inc. Mr. Rose has been a director since 1984 and is a member of the Human Resources Committee.

GORDON P. STREET, JR. (57) is Chairman of the Board, Chief Executive Officer, and President of North American Royalties, Inc., Chattanooga, Tennessee, a manufacturer of gray iron castings and producer of oil and natural gas. He has been a director since 1980 and is a member of the Audit Committee.

                   The Board of Directors and its Committees

         During 1995, the Board of Directors of the Corporation held 7 meetings. The average attendance at Board and committee meetings exceeded 94%. No director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served.

         The Board has several standing committees, two of which are the Audit Committee and the Human Resources Committee. The latter committee serves as both a nominating committee and a compensation committee. The Audit Committee and the Human Resources Committee are each composed of directors who are not employees of the Corporation. Directors currently serving on each of these committees consist of Messrs. Blattberg, Ray and Street and Ms. Roman as to the Audit Committee and Messrs. Hyde, Martin, Rose and Sansom as to the Human Resources Committee.

         The Audit Committee is responsible for causing audits and examinations of the Corporation to be made by independent auditors and supervising the Corporation's internal audit program. The Committee approves, subject to shareholder ratification, the engagement of the Corporation's independent auditors and reviews the scope and results of their examination. Other committee functions include review of the Corporation's internal controls and the Corporation's annual report to the SEC and proxy materials. During 1995 the Audit Committee held 4 meetings.

         As a nominating committee, the Human Resources Committee primarily considers recommendations for nominees to the Board of Directors, reviews the performance of incumbent directors and senior officers in determining whether to recommend them to the Board of Directors for reelection, reviews succession plans, and between annual meetings elects persons to offices except the Chairman, CEO and President. As a compensation committee, the Human Resources Committee's primary functions include recommending to the Board major policies concerning compensation, reviewing periodically the Corporation's compensation and management of its human resources, fixing the compensation of executive officers, reviewing remuneration structures for non-executive officers, and making recommendations to the Board concerning compensation arrangements for directors and adoption or amendment of employee benefit and management compensation plans. During 1995 the Human Resources Committee held 5 meetings.

         It is the practice of the Corporation to encourage communication between management and shareholders. Management in turn communicates appropriate information to the Board. The Human

Resources Committee, as a committee of the Board, follows this procedure in considering nominations for directorships and does not receive nominations directly from shareholders.

         All directors of the Corporation are also directors of First Tennessee Bank National Association (the "Bank" or "FTB"), the Corporation's principal operating subsidiary.

SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the 1997 annual meeting of the Corporation must be received by the Corporate Secretary, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee, 38101, not later than November 13, 1996, for inclusion in the proxy statement and form of proxy relating to that meeting.

         In addition, section 7 of Article III and Section 11 of Article II of the Corporation's Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholder meeting must comply with certain procedures, which require written notification to the Corporation, generally not less than 30 nor more than 60 days prior to the date of the shareholder meeting; provided that if fewer than 40 days' notice or public disclosure of the shareholder meeting date has been given to shareholders, then the shareholder notification must be received by the Corporation not later than 10 days after the earlier of the date notice of the shareholder meeting was mailed or publicly disclosed. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal.

EXECUTIVE COMPENSATION

         The Summary Compensation Table provides information for the years indicated about the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Corporation. The amounts include all compensation earned during each year, including amounts deferred, by the named officers for all services rendered in all capacities to the Corporation and its subsidiaries. Information is provided for each entire year in which an individual served during any portion of the year as an executive officer. Additional information is provided in tabular form below about option grants and exercises in 1995, year-end option values, and pension benefits, along with a report of the Board's Human Resources Committee on executive compensation and certain other information concerning compensation of executive officers and directors.

                          Summary Compensation Table


                                                                                         Long-Term Compensation
                                                                                   -----------------------------------
                                                    Annual Compensation                    Awards (4)          Payouts
                                           -------------------------------------   -------------------------   -------
             (a)                  (b)          (c)          (d)         (e)            (f)          (g)         (h)        (i)
                                                                        Other      Restricted    Securities
          Name and                                                     Annual         Stock      Underlying     LTIP      All Other
          Principal                          Salary        Bonus    Compensation     Award(s)   Options/SARs   Payouts  Compensation
          Position               Year         ($)           ($)        ($) (1)        ($) (2)     (#) (3)         $        ($) (7)
------------------------------------------------------------------------------------------------------------------------------------
     Ralph Horn                  1995      $457,241      $222,905      $10,437      $       0           0      $    0      $217,291
     Chairman,                   1994       421,854       210,927        6,646      1,715,625      21,516           0       240,091
     President & CEO             1993       370,192       185,096        5,733              0           0           0       248,294
     FTNC and FTB (5)
------------------------------------------------------------------------------------------------------------------------------------
     Ronald Terry                1995       532,800       259,740      126,959              0           0           0       429,164
     Retired Chairman            1994       509,286       254,643        7,470              0           0           0       385,572
     FTNC and FTB (5)            1993       472,357       236,179      383,850        424,996           0           0       322,309
------------------------------------------------------------------------------------------------------------------------------------
     J. Kenneth Glass            1995       245,692       102,407        8,196              0           0           0       103,520
     President-Tennessee         1994       221,558        94,716        8,196              0       5,118           0        87,375
     Banking Grp.-FTB            1993       203,581        85,199        5,999        299,995           0           0        73,993
------------------------------------------------------------------------------------------------------------------------------------
     John C. Kelley, Jr.         1995       240,192       104,330        8,196              0           0           0       109,897
     President-Memphis           1994       216,154        32,000(6)     8,196              0      10,830 (6)       0        89,661
     Banking Grp.-FTB            1993       198,558        84,884        5,999        299,995           0           0        44,703
------------------------------------------------------------------------------------------------------------------------------------
     George P. Lewis             1995       195,733        84,418            0              0           0           0        31,366
     Exec. Vice Pres.,           1994       186,087        71,702            0              0       4,094           0        36,139
     Manager Money               1993       175,554        67,939            0        240,019           0           0        38,662
     Mgmt. Grp.-FTB
------------------------------------------------------------------------------------------------------------------------------------


(1) Amounts for 1993 for Mr. Terry consist principally of tax gross-up payments, authorized at the time of the original awards, made on the vesting of restricted stock. Amounts for 1995 for Mr. Terry include a retirement gift, the incremental cost of which to the Corporation was $65,000.

(2) On December 31, 1995, the named officers held the following shares of restricted stock with market values as indicated: Mr. Horn - 90,000 shares ($2,722,500); Mr. Terry - 0 shares ($ 0); Mr. Glass - 15,686 shares ($474,502); Mr. Kelley - 15,686 shares ($474,502); Mr. Lewis -
         12,550 shares ($379,638). Dividends are paid on restricted stock at the same rate as all other shares of the common stock of the Corporation. The number of shares of restricted stock awarded to Mr. Terry on January 19, 1993 was 22,222 shares. Such shares vested in 50% increments on March 3, 1995 and December 31, 1995. The number of shares of restricted stock awarded to Mr. Horn on January 18, 1994 was 90,000 shares. The 1994 award vests January 18, 2004; however, vesting may be accelerated if performance criteria established by the Human Resources Committee are met. As described below such criteria were met with respect to 9,000 shares, which vested March 1, 1996.

(3) All amounts represent shares subject to option. No stock appreciation rights (SAR's) were awarded.

(4) All share amounts and share values have been revised to reflect the two-for-one stock split, paid February 16, 1996 to shareholders of record February 2, 1996.

(5) Mr. Horn succeeded Mr. Terry as Chairman of the Board upon Mr. Terry's retirement as an officer on January 1, 1996.

(6) In 1993 Mr. Kelley elected to receive a deferred compensation stock option in lieu of a portion of his bonus earned for 1994. Although the option was granted in 1995 (and thus is included in the Option/SAR Grants Table on page 8), it is included in column (g) on the "1994" line because it represents compensation earned for 1994. The amount in column (d) for 1994 has been reduced by $59,431, the amount of bonus compensation in lieu of which the option for 5,712 shares was granted.

(7)      Elements of "All Other Compensation" for 1995 consist of the following:

                          Mr. Horn        Mr. Terry        Mr. Glass       Mr. Kelley        Mr. Lewis
-------------------------------------------------------------------------------------------------------
Above MktRate:            $139,353         $354,335          $66,923          $58,675           $7,389
-------------------------------------------------------------------------------------------------------
SurBen/SERP:                54,002           58,372           17,397           32,022           14,524
-------------------------------------------------------------------------------------------------------
Flex $                       5,400            5,400            5,400            5,400            5,400
-------------------------------------------------------------------------------------------------------
401(k) Match:                4,236            4,557            4,500            4,500            4,053
-------------------------------------------------------------------------------------------------------
Physical Exam:                 150              150              150              150                0
-------------------------------------------------------------------------------------------------------
Auto Allowance              14,150                0            9,150            9,150                0
-------------------------------------------------------------------------------------------------------
Total:                    $217,291         $429,164         $103,250         $109,897          $31,366
=======================================================================================================

         "Above MKT Rate" represents above-market interest accrued on deferred compensation.

         "SUR BEN/SERP" represents insurance premiums with respect to the Corporation's supplemental life insurance and excess pension plans. Under the Survivor Benefits Plan a benefit of 2 1/2 times final annual base salary is paid upon the participant's death prior to retirement (or 2 times final salary upon death after retirement).

         "Flex $" represents the Corporation's contribution to the Flexible Benefits Plan, based on salary, service and corporate performance.

         The following table provides information about stock options granted to the officers named in the Summary Compensation Table during 1995. No SAR's were granted during 1995.

                 Option/SAR Grants in Last Fiscal Year Table

         Individual Grants

(a) Name      (b) Number of Securities         (c) % of Total        (d) Exercise or Base    (e) Expiration     (h) Alternatives to
               Underlying Options/SARs      Options/SARs Granted        Price ($/sh) (2)            Date             (f) and (g):
                 Granted (#) (1) (2)           to Employees in                                                    Grant Date Value.
                                                 Fiscal Year                                                     Grant Date Present
                                                                                                                  Value ($)(2) (3)
------------------------------------------------------------------------------------------------------------------------------------
Mr. Horn                 0                           N/A                      N/A                   N/A                  N/A
------------------------------------------------------------------------------------------------------------------------------------
Mr. Terry                0                           N/A                      N/A                   N/A                  N/A
------------------------------------------------------------------------------------------------------------------------------------
Mr. Glass                0                           N/A                      N/A                   N/A                  N/A
------------------------------------------------------------------------------------------------------------------------------------
Mr. Kelley             5,712                        0.511                    10.41                2-28-15              $59,976
------------------------------------------------------------------------------------------------------------------------------------
Mr. Lewis                0                           N/A                      N/A                   N/A                  N/A
====================================================================================================================================

         (1) Mr. Kelley's option was granted on February 28, 1995 in lieu of a portion of his annual bonus for 1994 and 100% vests six months after the date of grant. No SAR's were granted. The exercise price per share equals 50% of the fair market value of one share of Corporation common stock on the grant date. Participants are permitted to pay the exercise price of the options with Corporation stock. The option plan provides for tax withholding rights upon approval of the plan committee. Upon a Change in Control (as defined in the subsection entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements), all options vest.

         (2) All share amounts and prices reflect the two-for-one stock split, paid February 16, 1996 to shareholders of record February 2, 1996.

         (3) A variation of the Black-Scholes option pricing model has been used. The following assumptions were made for purposes of calculating the Grant Date Value of the options: an exercise price of $10.41 an option term of 20 years; an interest rate of 7.47%; volatility of 17.0%; a dividend yield of 4.5%; with no reduction required (due to immateriality) to reflect the probability of forfeiture or the probability of a shortened option term due to termination prior to the option expiration date. The actual value, if any, realized by a participant upon the exercise of an option may differ and will depend on the future market value of the Corporation's common stock.

         The following table provides information about stock options and SAR's held at December 31, 1995, and exercises during 1995 by the officers named in the Summary Compensation Table. The values in column (e) reflect the spread between the market value at December 31, 1995 of the shares underlying the option and the exercise price of the option.


                Aggregate Option/SAR Exercises in Last Fiscal
               Year and Fiscal Year-End Option/SAR Values Table


      (a)                  (b)                    (c)                          (d)                          (e)
---------------------------------------------------------------------------------------------------------------------------
                                                                            Number of                     Value of
                                                                      Securities Underlying             Unexercised
                                                                           Unexercised                 In-the-Money
                                                                         Options/SARs at              Options/SARs at
                                                                            FY-End (#)                   FY-End ($)
---------------------------------------------------------------------------------------------------------------------------
                    Shares Acquired             Value                     Exercisable/                  Exercisable/
     Name           on Exercise (#)           Realized ($)             Unexercisable(1)(2)              Unexercisable
     ----           ---------------           ------------             -------------------              -------------
Mr. Horn                  0                       N/A                    127,982 / 25,376            $2,375,075 / $281,261
---------------------------------------------------------------------------------------------------------------------------
Mr. Terry                 0                       N/A                          0 / 0                           N/A
---------------------------------------------------------------------------------------------------------------------------
Mr. Glass                 0                       N/A                     46,186 / 18,426              $956,804 / $335,473
---------------------------------------------------------------------------------------------------------------------------
Mr. Kelley                0                       N/A                     50,722 / 18,426            $1,047,080 / $335,473
---------------------------------------------------------------------------------------------------------------------------
Mr. Lewis                 0                       N/A                     20,344 / 5,138               $411,828 / $57,577
===========================================================================================================================

(1) Options with respect to 2,352; 2,940; 2,352; and -0- shares granted to Messrs. Horn, Glass, Kelley and Lewis, respectively, have tandem SAR's attached, all of which were exercisable. SAR's are subject to identical terms as the tandem option and may be exercised in cash or stock. An exercise reduces, share for share, the number of option shares exercisable. Option values are based on a 12/31/95 price of $30.25 per share.

(2) All share amounts reflect the two-for-one stock split, paid February 16, 1996 to shareholders of record February 2, 1996.

         The following table provides information about estimated combined benefits under both the Corporation's Pension Plan and Pension Restoration Plan.

                               Pension Plan Table


                                                   Years of Service*
     Covered          -----------------------------------------------------------------------------
   Compensation        15 Yrs.        20 Yrs.      25 Yrs.       30 Yrs.        35 Yrs.     40 Yrs.
   ------------       --------       --------     --------      --------       --------    --------
     $100,000         $ 41,330       $ 50,314     $ 59,296      $ 63,338       $ 67,384    $ 71,431
     150,000            56,132         70,052       83,968        90,475         96,988     103,502
     200,000            70,934         89,790      108,641       117,612        126,592     135,573
     250,000            85,736        109,528      133,313       144,749        156,196     167,644
     300,000           100,538        129,266      157,986       171,886        185,800     199,715
     350,000           115,340        149,004      182,658       199,023        215,404     231,786
     400,000           130,142        168,742      207,331       226,160        245,008     263,857
     450,000           144,944        188,480      232,003       253,297        274,612     295,928
     500,000           159,746        208,218      256,676       280,434        304,216     327,999
     550,000           174,548        227,956      281,348       307,571        333,820     360,070
     600,000           189,350        247,694      306,021       334,708        363,424     392,141

         *Benefit shown is subject to limitations fixed by the Secretary of the Treasury pursuant to Section 415 of the Internal Revenue Code of 1986, as amended. The limitation is $120,000 for 1995 or 100% of the employee's average income in his three highest paid years, whichever is less. However, a benefit as high as $136,425 could be accrued prior to 1983 and such higher benefit may be paid to the employee who attained that level prior to 1983.

         The Pension Plan is integrated with social security under an "offset" formula, applicable to all participants. Retirement benefits are based upon a participant's average base salary for the highest 60 consecutive months of the last 120 months of service ("Covered Compensation"), service, and social security benefits. Benefits are normally payable in monthly installments after age 65. The normal form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50% of the monthly amount the participant received. The normal form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain. For purposes of the plan "compensation" is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, and incentive and contingent compensation. The Corporation's Pension Restoration Plan is an unfunded plan covering employees in the highest salary grades, including Messrs. Terry, Horn, Glass, and Kelley, whose benefits under the Pension Plan have been limited under Tax Code Section 415, as described in the note to the Pension Table, and Section 401(a)(17). The amount of compensation covered by the plan is computed based on "salary," as reported in the Summary Compensation Table. Under that plan participants receive the difference between the monthly pension payable if tax code limitations did not apply and the actual pension payable. The estimated credited years of service and the compensation covered by the plans for each of the individuals named in the Summary Compensation Table are as follows: Mr. Horn, 32 ($356,286); Mr. Terry, 38 ($475,864); Mr. Glass, 21 ($205,985); Mr. Kelley, 26 ($200,761); and Mr. Lewis, 34 ($176,574).

               Employment Contracts and Termination of Employment
                       and Change-in-Control Arrangements

         The Corporation has entered into a contract with each of the named executive officers which provides generally for a payment equal to one times annual base salary in the event of a termination of the officer's employment by the

Corporation other than "for cause" or by the employee for "good reason" within 36 months after a "Change-in-Control" and provides generally for an excise tax gross-up with respect to any taxes incurred under Internal Revenue Code Section 4999 following a Change-in-Control. The term "Change-in-Control" is defined to include (1) shareholder approval of a merger or other business combination, sale of substantially all of the Corporation's assets, or liquidation in which the shareholders of the Corporation prior to the transaction do not continue to represent 50 percent of the shareholders of the Corporation or its successor after the transaction, (2) the acquisition by a person or other entity of 20 percent of the Corporation's outstanding voting stock, or (3) a change in a majority of the Board of Directors.

         A Change-in-Control has the following effect on certain benefit plans in which the named executive officers participate: annual bonuses are prorated through the date of the Change-in-Control and paid. Restricted stock and stock options vest. Excess funding in the pension plan is allocated, according to a formula, to participants and retirees. Deferred compensation and certain other benefits are paid over to previously established rabbi trusts. Funds in such trusts will remain available for the benefit of the Corporation's general creditors prior to distribution. The Corporation's Pension Restoration and Survivor Benefits Plan generally cannot be amended to reduce benefits, and interest accrued through the date of the Change-in-Control under the Directors and Executives Deferred Compensation Plan vests.

         The Human Resources Committee approved the provision of the following for Mr. Terry, the former Chairman of the Corporation: a company automobile for 3 years, future financial counseling and tax services, and a waiver of Bank service fees.

                       Compensation Committee Interlocks
                           and Insider Participation

         Messrs. Blattberg, Hyde, Martin, Rose and Sansom, all of whom are non-employee directors, served as members of the Corporation's Human Resources Committee ("Committee"), which is its compensation committee, during all or a portion of 1995. Mr. Terry, retired Chairman of the Board of the Corporation, is a director of Promus Hotel Corporation ("Promus") and AutoZone, Inc., and Chairman of Promus' compensation committee. Mr. Horn, Chairman and CEO of the Corporation, is a director of Harrah's Entertainment, Inc ("Harrah's"). Mr. Rose, a Committee member, is Promus' Chairman of the Board and Harrah's Chairman of the Board. Mr. Hyde is Chairman and Chief Executive Officer of AutoZone, Inc.


                 Certain Relationships and Related Transactions

         The Corporation's banking subsidiaries have had banking transactions in the ordinary course of business with executive officers and directors of the Corporation and their associates which are reported in a note to the Corporation's financial statements, and they expect to have such transactions in the future. Such transactions, including nominees, which at December 31, 1995, amounted to 17.9 percent of the Corporation's shareholders' equity, have been on substantially the same terms, including interest rates, except for one individual as described below, and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than normal risk of collectibility or presented other unfavorable features. Two loans were made to a person not individually named in the Summary Compensation Table aggregating an amount less than $40,000 under an employee program which provided a below market interest rate at a time prior to that person becoming an executive officer.

         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Total Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

         Board Compensation Committee Report on Executive Compensation

         The Corporation's Bylaws require the Board of Directors or a committee of the Board of Directors to determine executive compensation. The Board of Directors has designated the Human Resources Committee ("Committee") to perform this function in addition to its other duties listed above in the section entitled "The Board of Directors and its Committees." The Committee is composed entirely of nonemployee directors who are "disinterested persons" under SEC regulations. Acting pursuant to SEC rules, the Committee has set forth below its report on the Corporation's compensation policies applicable to executive officers and the basis for the compensation of the Corporation's Chief Executive Officer ("CEO") during 1995.

         The Corporation's executive compensation programs are designed to align the interests of the executives with the performance of the Corporation and interests of the shareholders. Approximately 60 percent of the executive officers' compensation potential which may be received annually is at risk based on corporate performance and total shareholder return (defined below). Compensation programs have been designed to reward executives in both cash and stock of the Corporation based on performance that also rewards shareholders. When corporate performance does not meet criteria established by the Committee, incentive compensation is reduced accordingly. In addition, the executive compensation program has been designed to attract and retain qualified executives. Executive compensation consists generally of the following components: base salary, annual incentive bonus, long-term incentive awards, deferral of compensation at above-market rates or through stock option grants, and customary employee and other benefits typically offered to similarly situated executives. Base salary and annual bonus are based on an evaluation of the individual's position and responsibilities based on independent criteria and external market data and personal and corporate performance. The Committee does not assign a specific weight to any of the factors but places greater emphasis on corporate and personal performance in the overall mix. External market data was provided by an independent consulting firm and was based on a peer group of banking organizations representative of the Corporation's asset size and against which the Corporation measures its strategic performance, ranging in asset size from $5 billion to $20 billion, or approximately one half to twice the Corporation's asset size. The median size was $10.9 billion, and the total asset size range was the same as the peer group used to compare shareholder returns. The compensation peer group used by the independent consulting firm did not include all of the banking organizations listed in the Total Shareholder Return Performance Graph ("TSR graph"), however, because compensation data on every organization included in the TSR graph was not available. The median asset size of the compensation peer group was $12.6 billion. In actual practice the compensation of executive officers approximates the median of the compensation peer group; however, the Corporation does not have a specific policy that mandates how its compensation practices will compare to the peer group. Long-term incentive awards consist of restricted stock awards containing provisions for acceleration of vesting upon achievement of corporate performance criteria and stock options. It is not the practice of the Corporation to "reprice" stock options or to price them at less than fair market value on the date of grant. The Corporation has offered deferred compensation at above-market rates and deferrals through the use of stock options with future deferrals limited to stock options or a 10-year Treasury rate of interest. Except for the Corporation's stock fund within its 401(k) plan, other benefits provided to the executive officers are not tied to corporate performance.

         All compensation paid to executive officers during 1995 is fully deductible by the Corporation for federal income tax purposes. Section 162(m) generally disallows a tax deduction to public companies such as the Corporation for compensation exceeding $1 million paid during the tax year to the CEO and the four other highest paid executive officers at year end. Certain performance-based compensation is not subject to the deduction limit. The Corporation has been advised that under the transition rules in the regulations the salary and TARSAP (defined below) portions of compensation do not meet the performance criteria of Section 162(m). While some portion of compensation may not qualify as wholly-deductible in certain years, any such amount is not expected to be material to the Corporation. The Committee's practice is to consider ways to maximize the deductibility of executive compensation while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

                          (i)  The CEO's Compensation

         Base Salary: The CEO's base salary is established annually by the Committee based on the Corporation's performance, achievement of objectives in his individualized written personal plan, and competitive practices within the industry. The CEO develops his personal plan and submits it to the Committee for review and recommendation. The plan is approved by the Board of Directors and generally contains strategic, quality and financial goals. A salary increases of 6.9 percent for Mr. Horn was approved in March of 1995 based on achievement of 1994 corporate return on equity objectives, Bank return on assets objectives, and personal plan objectives. Although no specific weight is assigned by the Committee to these factors, greater emphasis is placed on corporate and personal performance than on competitive practices within the industry. Base salary is intended to represent approximately 30 percent of the CEO's total compensation potential.

         Annual Bonus: The CEO's annual bonus is based entirely on the Corporation's performance against financial objectives established by the Committee at the beginning of each year. The financial objectives for 1995 were based on return on equity (ROE) and earnings per share (EPS). The Corporation's degree of success in reaching these targets determines a payout of zero percent to 100 percent of the annual bonus potential. The CEO may be awarded an annual bonus of a maximum of 50 percent of his salary dollars earned during the year. During 1995, the financial objectives set by the Committee were substantially achieved, resulting in a payout of 97.5% of the maximum.

         Long-term Awards: The restricted stock program was amended in 1990 to add performance criteria as a condition to early vesting of future awards to executive officers. The objective of this time accelerated restricted stock award plan ("TARSAP") feature was to associate more closely the long-term compensation of executives with shareholder interests. Under the TARSAP feature restricted stock is granted with accelerated vesting if performance criteria established by the Committee are met with respect to specified performance periods. Performance periods are for three years and overlap; e.g. 1992-94, 1993-95, 1994-96. Performance criteria since inception have been based, for all participants, including the CEO, on total shareholder return (appreciation in the market value of the Corporation's common stock with dividends reinvested-"TSR") targets established at the beginning of each performance period. Targets are based on the corporation's percentile ranking in a peer group (the "100-bank peer group") of approximately the 100 largest banking organizations by asset size traded on U.S. exchanges, including the Nasdaq Stock Market's National Market System, with the condition that TSR must be a positive number. The 100-bank peer group is different from the peer group used to compare shareholder returns. The 100-bank peer group was originally selected in 1990, prior to the adoption of SEC rules requiring disclosure of a shareholder return performance graph, because the Committee believed that it was an appropriate index with which to associate more closely long-term compensation of executives with shareholder interests. The restricted stock program which contains the 100-bank peer group has produced the desired results, and thus, the Committee has continued to use it for the restricted stock program. In January of 1996, the Committee approved vesting the TARSAP shares for the 1993-1995 performance period. The Committee's decision was based on a TSR for the period January 1, 1993 through December 31, 1995 of 84 percent, which exceeded the target and ranked the Corporation at the 74th percentile of the peer group. The restrictions on these shares which were originally scheduled to vest on April 21, 1996, were accelerated to March 1, 1996, to coincide with the anticipated payment date for executive officer annual bonuses. Mr. Terry's TARSAP shares vested on December 31, 1995 as a result of his retirement. At a meeting in early 1996 the Committee adopted alternative criteria for the accelerated vesting of TARSAP awards made in 1996 and future years based upon the Corporation's operating EPS growth rate and its percentile ranking within the 100 bank peer group, based on operating EPS growth and ROE.

         Other Benefits: The CEO's compensation reported in the Summary Compensation Table also includes accrual of above-market rates of interest on deferred compensation and the cost of insurance to fund a supplemental retirement plan and life insurance benefit, which are not directly based on corporate performance. Above-market rates are accrued for deferred compensation of the CEO and other named executive officers to retain key officers. Generally, the plan under which this benefit is offered requires that the amount deferred be automatically recalculated at market rates if termination occurs prior to retirement.

                   (ii)  Other Executive Officer Compensation

         Base Salary: Base salary for executive officers other than the CEO and Chairman is recommended by the CEO and approved by the Committee. Recommendations are generally based on corporate performance (as measured by financial, quality and strategic objectives), individual overall performance during the prior year and competitiveness in the market place. Corporate performance objectives for 1994, which were achieved, were the same for executive officers as the CEO-corporate return on equity and Bank return on assets objectives. It is the Corporation's policy to maintain a competitive salary commensurate with the duties and responsibilities of the executive officers. Salary is intended to represent approximately 40 percent of an executive's potential annual compensation.

         Annual Bonus: Executive officers' annual bonus is based on achievement of corporate financial objectives and performance against personal objectives for the year, which are recorded in individualized written personal plans. Individual objectives must include financial, quality and strategic goals. The degree of completion of goals determines the award. Financial objectives for 1995 were based on ROE and EPS. Although both Mr. Terry and Mr. Horn have an individualized personal plan, their annual bonuses are based entirely on corporate financial performance as described above for the CEO, and the Chief Credit Officer's annual bonus is based solely on his individualized personal plan. The maximum annual bonus of executive officers is between 40 percent and 50 percent of salary dollars during the year, based on salary grade.

         Long-term Awards: The executive officers named in the Summary Compensation Table and all but one of the other executive officers participate in the TARSAP program described above with respect to the CEO. The performance criteria are identical. The number of shares awarded for a three-year performance period is generally 50 percent of the participant's salary grade mid-point, based on market value of the shares at the time of the award. Restricted stock was awarded to one executive officer in 1995 upon his promotion to Chief Financial Officer. No federal income tax gross-up is provided to executive officers at the vesting of restricted stock.

         In addition to performance-based restricted stock awards, the Committee generally awards stock options on the Corporation's common stock biennially, the amount of which is a function of salary grade and stock price. The number of shares awarded is generally equal to 50 percent of the salary grade midpoint divided by the market value of one share of stock at the time of the award. The exercise price is the market value at the time of the grant. Options are awarded based on performance and to encourage future performance and for retention purposes (with a term of ten years and vesting over the first five years) and are not granted based on prior performance of the Corporation.

         Other Benefits: The Corporation has adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans and provides customary personal benefits. Except for the Corporation's stock fund within its 401(k) plan, the benefits under these plans are not tied to corporate performance. The executive officers named in the Summary Compensation Table participate in the other benefits described above with respect to the CEO.

                                        Human Resources Committee

                                        J. R. Hyde, III
                                        R. Brad Martin
                                        Michael D. Rose
                                        William B. Sansom, Chairman


         The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return with returns based on the Standard and Poor's 500 index and a peer group index, which is described in a footnote to the graph. It should be noted that the "total shareholder return" reflected in the graph is not comparable to the "total shareholder return" described in the Compensation Committee Report because the former has a different measurement period and it has been adjusted and weighted for the market capitalization of the companies in the peer group, as required by SEC regulations.

                   Total Shareholder Return Performance Graph


                                    [GRAPH]


                                     1990           1991           1992          1993           1994           1995
                                     ----           ----           ----          ----           ----           ----
First Tennessee                      $100           $193           $266          $289           $319           $492
S&P 500                              $100           $130           $140          $154           $156           $215
Peer Group                           $100           $175           $243          $254           $243           $385


         The graph assumes $100 is invested on December 31, 1990, and dividends are reinvested. Returns are market-capitalization weighted. The peer group is composed of banking organizations whose average assets ranged from $5 to $20 billion during the most recent fiscal year, with the following exceptions: banks whose operations are principally outside the United States or are primarily credit card or who are substantially foreign-owned are excluded from the peer group, and State Street is included although its assets exceeded $20 billion. The peer group criteria did not change from the criteria used for fiscal year 1994. The following banks, however, moved into the asset size range: Dauphin Deposit Corp, Deposit Guaranty, FirstMerit Bancorp, Hibernia Corp, OnBancorp, Provident Bancorp, Summit Bancorp, Wilmington Trust Corp, and Zions Bancorp. Also, the following banks were acquired during 1995: BB&T, Michigan National and West One. Also, United Missouri changed its name to UMB Financial. Excluded from the peer group due to location, ownership or nature of operations were Banponce Corp, Capital One Financial Corp, First USA, MBNA Corporation and Union Bank.

The peer group consisted of the following:

     1.  AmSouth Bancorporation                16.  First Hawaiian, Inc.                 32.  OnBancorp
     2.  Bancorp Hawaii, Inc.                  17.  First Security Corp - Utah           33.  Provident Bancorp
     3.  BankSouth Corp.                       18.  First Virginia Banks, Inc.           34.  Regions Financial Corp.
     4.  BayBanks, Inc.                        19.  Firstar Corp.                        35.  Signet Banking Corp.
     5.  Central Fidelity Banks, Inc.          20.  FirstMerit Bancorp                   36.  Southern National Corp.
     6.  Commerce Bancshares, Inc.             21.  Fourth Financial Corp.               37.  Southtrust Corp.
     7.  Compass Bancshares Inc.               22.  Hibernia Corp.                       38.  Star Banc Corp.
     8.  Crestar Financial Corp.               23.  Huntington Bancshares                39.  State Street
     9.  Dauphin Deposit Corp.                 24.  Integra Financial Corp.              40.  Summit Bancorp
    10.  Deposit Guaranty                      25.  Marshall & Ilsley, Corp.             41.  Synovus Financial Corp.
    11.  Fifth Third Bancorp.                  26.  Mercantile Bancorporation            42.  UJB Financial Corp.
    12.  First American Corp. - Tennessee      27.  Mercantile Bankshares Corp.          43   UMB Financial
    13.  First Citizens Bancshares             28.  Meridian Bancorp, Inc.               44.  Union Planters Corp.
    14.  First Commerce Corp.                  29.  Midlantic Corp.                      45.  Wilmington Trust Corp
    15.  First Empire State Corp.              30.  Northern Trust                       46.  Zions Bancorp
                                               31.  Old Kent Financial Corp.

                           Compensation of Directors

         During 1995, each nonemployee director was paid a retainer quarterly at an annual rate of $20,000, plus a fee of $1,000 for each Board and each committee meeting attended. The chairmen of the Audit and Human Resources Committees were paid monthly an additional retainer at an annual rate of $2,400 each. Directors who are officers of the Corporation are not separately compensated for their services as directors. Under the terms of the Corporation's 1992 Restricted Stock Incentive Plan, which was approved by the shareholders, all nonemployee directors received an automatic, nondiscretionary award of 1,500 shares of restricted stock on May 1, 1992, and all new nonemployee directors will receive such award upon election to the Board. Restrictions lapse at the rate of 10 percent annually. Such shares are forfeited if the director terminates for any reason other than death, disability, retirement, or the acquisition by a person of 20 percent of the voting power of the Corporation. Upon termination for any of the four listed reasons, all shares vest. Directors may elect to defer their retainers and fees. Under the Non-Employee Directors' Deferred Compensation Stock Option Plan, 9 non-employee directors have elected, and new non-employee directors are permitted to elect, to receive stock options in lieu of fees through 1999. The exercise price per share is 85% of fair market value of one share of Corporation common stock on the date of grant, and the number of shares subject to option granted equals the amount of fees deferred divided by 15% of the fair market value of one share on the date of grant. Under another plan, not offered with respect to compensation earned for 1996, under which up to six annual deferrals may be elected, amounts deferred accrue interest at rates between 17 percent and 22 percent annually, based on age at the time of deferral, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates prior to a change-in-control for a reason other than death, disability or retirement. Interim distributions in an amount between 85% and 100% of the amount originally deferred are made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant's account and accrued interest generally paid monthly over the 15 years following retirement at age 65. Certain restrictions and limitations apply on payments and distributions. Under other deferral agreements, nonemployee directors may defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations.

               Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Corporation's directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of Corporation common stock and to furnish the Corporation with copies of all forms filed.

         To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to its officers and directors were complied with except that Mr. Martin inadvertently failed to include shares owned by a custodian for a family member on his initial ownership report and Elbert L. Thomas, Jr., an officer of the Corporation, inadvertently failed to include shares received under the Corporation's Dividend Reinvestment Plan on his annual report on Form 5. Both reports were filed by their due dates and have now been amended to correct the errors. The late filings were not subject to short-swing profit liability under Section 16(b).

ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed, subject to ratification by the shareholders at the annual meeting, the firm of Arthur Andersen LLP, independent accountants, to be the Corporation's auditors for the year 1996. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions.

OTHER MATTERS

         The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A copy of the Corporation's Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the Securities and Exchange Commission, is available free of charge to each shareholder of record upon written request to the Treasurer, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders' meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

         The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to the Corporation of its cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE
BOARD OF DIRECTORS



/s/ Lenore S. Creson
---------------------------
Secretary
March 13, 1996

                                                                      APPENDIX A


                                    [FRONT]

         1ST (R) FIRST
                 TENNESSEE


                      FIRST TENNESSEE NATIONAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints James L. Boren, Jr., Lewis R. Donelson, and George P. Lewis, or any one or more of them with full power of substitution, as Proxy or Proxies, to represent and vote all shares of stock standing in my name on the books of the Corporation at the close of business on February 23, 1996, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of First Tennessee National Corporation to be held in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, April 16, 1996, at 10 a.m. or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The Proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The Board of Directors, at the time of preparation of the Proxy Statement, knows of no business to come before the meeting other than that referred to in the Proxy Statement.

         THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.


            (Continued, and to be signed and dated on reverse side)

The First Tennessee National Corporation         1ST (R) FIRST
Annual Meeting                                           TENNESSEE
First Tennessee Building                                       HERE FOR YOU.(R)
M-Level Auditorium
165 Madison Avenue
Memphis, Tennessee 38103
April 16, 1996
10:00 a.m. Central Daylight Time

                                     [BACK]

                           Continued from other side

[x]  Please mark votes as in this example.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

1. Election of four Class III Directors to serve until the 1999 Annual Meeting of Shareholders.

         Nominees:    Carlos H. Cantu, George E. Cates, James A. Haslam, III
                      and Ralph Horn

                      [ ]  FOR                    [ ]  WITHHELD
                           all nominees                from all nominees

 FOR, except vote withheld from the following nominee(s):

 [ ]
    ----------------------------------------------------------------------------

2.       Ratification of appointment of Arthur Andersen LLP as auditors.

                   FOR                AGAINST              ABSTAIN

                   [ ]                  [ ]                  [ ]

         Mark here for address change and note at left       [ ]

         The undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.



                            ----------------------------------------------------
                            (Signature)                                   (Date)



                            ----------------------------------------------------
                            (Signature)                                   (Date)

Shareholder sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.